SUB-ITEM 77Q1(E)

                                 AMENDMENT NO. 9
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of April 10, 2006, amends the Master Investment Advisory Agreement (the "Agreement"); dated June 21, 2000, between AIM Equity Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to delete AIM Mid Cap Growth Fund; and

     WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory fee payable by AIM Charter Fund effective April 10, 2006;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                  EFFECTIVE DATE OF
NAME OF FUND                     ADVISORY AGREEMENT
------------                     ------------------
AIM Capital Development Fund        June 1, 2000
AIM Charter Fund                    June 1, 2000
AIM Constellation Fund              June 1, 2000
AIM Diversified Dividend Fund     December 28, 2001
AIM Large Cap Basic Value Fund      June 1, 2000
AIM Large Cap Growth Fund           June 1, 2000
AIM Select Basic Value Fund        August 29, 2002

                                   APPENDIX B

                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                             AIM CONSTELLATION FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $150 million................................................       0.80%
Over $150 million.................................................      0.625%

                          AIM CAPITAL DEVELOPMENT FUND
                            AIM LARGE CAP GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $350 million................................................       0.75%
Over $350 million.................................................      0.625%

                                AIM CHARTER FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $150 million................................................       0.80%
Over $150 million.................................................      0.625%

                          AIM DIVERSIFIED DIVIDEND FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $350 million................................................       0.60%
Next $350 million.................................................       0.55%
Next $1.3 billion.................................................       0.50%
Next $2 billion...................................................       0.45%
Next $2 billion...................................................       0.40%
Next $2 billion...................................................      0.375%
Over $8 billion...................................................       0.35%

                         AIM LARGE CAP BASIC VALUE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $ 1 billion.................................................       0.60%
Over $1 billion to and including $ 2 billion......................      0.575%
Over $ 2 billion..................................................       0.55%

                           AIM SELECT BASIC VALUE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion..................................................       0.75%
Over $1 billion to and including $ 2 billion......................       0.70%
Over $2 billion...................................................       0.65%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                         AIM EQUITY FUNDS


Attest: /s/ Stephen R. Rimes             By: /s/ Robert H. Graham
        ------------------------------       -----------------------------------
        Assistant Secretary                  Robert H. Graham
                                             President

(SEAL)


                                         A I M ADVISORS, INC.


Attest: /s/ Stephen R. Rimes             By: /s/ Mark H. Williamson
        ------------------------------       -----------------------------------
        Assistant Secretary                  Mark H. Williamson
                                             President

(SEAL)